                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ------------------
                       CONSUMER PORTFOLIO SERVICES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

California                         2 Ada                                       33-0459135
                                   Irvine, CA  92618
------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction of     Address of Principal Executive            I.R.S. Employer
 Incorporation or Organization)       Offices Including Zip Code             Identification No.


                       CONSUMER PORTFOLIO SERVICES, INC.
                                  401(K) PLAN
                           (Full Title of the Plan)
                              ------------------

                                 Mark Creatura
                   Senior Vice President and General Counsel
                       Consumer Portfolio Services, Inc.
                                     2 Ada
                               Irvine, CA  92618
                    (Name and Address of Agent For Service)
                              ------------------
                                (949) 450-3014
         (Telephone Number, Including Area Code, of Agent For Service)
                              ------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                        Proposed Maximum           Proposed Maximum         Amount of
   Title of each Class of         Amount to be          Offering Price Per         Aggregate Offering       Registration
 Securities to be Registered      Registered               Security(1)                  Price(1)                Fee

-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value       200,000 shares             $10.75                   $2,150,000            $634.25
-------------------------------------------------------------------------------------------------------------------------
Interests in the Consumer             (2)                     (2)                        (2)                  nil
Portfolio Services, Inc.
401(k) Plan
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rules 457(h) and 457(c) and based on the average of the high and low prices of the Common Stock of Consumer Portfolio Services, Inc. as reported on June 29, 1998 on the Nasdaq Stock Market.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculation is made for Plan interests.

================================================================================

                                 INTRODUCTION

   This Registration Statement on Form S-8 is filed by Consumer Portfolio Services, Inc., a California corporation (the "Registrant"), relating to 200,000 shares of the Registrant's common stock, no par value ("the Common Stock"), that may be purchased by the Consumer Portfolio Services, Inc. 401(k) Plan ("the Plan"). The Plan is concurrently filing an annual report on Form 11-K.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

   The following documents filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

1. The Registrant's annual report on Form 10-K for the year ended December 31, 1997 (including an amendment thereto filed April 30, 1998);

2. The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998;

3. The Registrant's current reports on Form 8-K filed January 9, 1998 (two such reports), May 13, 1998 and May 29, 1998

4.  The Plan's annual report on Form 11-K for the year ended December 31, 1997;
    and

5. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A (registration no. 0-20608), including any amendment or report filed for the purpose of updating such description.

    All reports and other documents that the Registrant or the Plan subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document.

    Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4. Description of Securities.

    Not  applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    The Registrant is a California corporation. Under California law, a California corporation may eliminate or limit the personal liability of a director to the corporation for monetary damages for breach of the director's duty of care as a director, provided that the breach does not involve certain enumerated actions, including, among other things, intentional misconduct or knowing and culpable violation of the law, acts or omissions which the director believes to be contrary to the best interests of the corporation or its shareholders or which reflect an absence of good faith on the director's part, the unlawful purchase or redemption of stock, payment of unlawful dividends, and receipt of improper personal benefits. The Company's Board of Directors believes that such provisions have become commonplace among major corporations and are beneficial in attracting and retaining qualified directors, and the Company's Articles of Incorporation include such provisions.

    The Company's Articles of Incorporation and Bylaws also impose a mandatory obligation upon the Company to indemnify any director or officer to the fullest extent authorized or permitted by law (as now and hereinafter in effect), including under circumstances in which indemnification would otherwise be at the discretion of the Company.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

     Exhibit
       No.    Description
        4.1   Amended and Restated Articles of Incorporation of the Registrant(1)
        4.2   Bylaws of the Registrant(2)
        4.3   Consumer Portfolio Services, Inc. 401(k) Plan
       23.1   Consent of KPMG Peat Marwick LLP re report on Plan
       23.2   Consent of KPMG Peat Marwick LLP re report on Registrant
         24   Powers of Attorney (contained on signature page hereto)

(1) Filed as Exhibit 3.1 to the Registrant's Form 10-KSB dated on December 31, 1995, and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to the Registrant's Form 10-K filed on March 10, 1998 and incorporated herein by reference.

    The Registrant hereby undertakes that it has submitted the Plan (and will submit any amendments thereto) to the Internal Revenue Service ("IRS") in a timely manner and further undertakes that it has made (or will make, with respect to any amendment) all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(2)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

                Commission by the Registrant or the Plan pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

    (1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 29, 1998.

CONSUMER PORTFOLIO SERVICES, INC.

By: /s/ Charles E. Bradley, Jr.
------------------------------------------------
        Charles E. Bradley, Jr.
        President and Chief Executive Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things on his behalf in his capacity as an officer or director to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

          Signature                          Title                            Date
          ---------                          -----                            ----
 /s/ Charles E. Bradley, Sr.            Chairman of the Board             June 29, 1998
------------------------------
     Charles E. Bradley, Sr.

 /s/ Charles E. Bradley, Jr.            Director, President and Chief     June 29, 1998
------------------------------          Executive Officer (Principal
     Charles E. Bradley, Jr.            Executive Officer)

                                        Director                          June 29, 1998
------------------------------
    William B. Roberts

/s/ John G. Poole                       Director                          June 29, 1998
------------------------------
    John G. Poole

/s/ Thomas L. Chrystie                  Director                          June 29, 1998
------------------------------
    Thomas L. Chrystie

                                        Director                           June 29, 1998
------------------------------
    Robert A. Simms

/s/ Jeffrey P. Fritz                    Chief Financial Officer            June 29, 1998
------------------------------          (Principal Financial Officer)
    Jeffrey P. Fritz

/s/ James L. Stock                      Controller (Principal Accounting   June 29, 1998
------------------------------          Officer)
    James L. Stock


    Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 29, 1998.


CONSUMER PORTFOLIO SERVICES, INC.
401(k) PLAN
By:  Consumer Portfolio Services, Inc., Administrator


By:  /s/ Doris F. Warren
------------------------------------------
Name:  Doris F. Warren
Title: Vice President - Human Resources